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                                                                       EXHIBIT 5




                                           August 28, 1997


The Hertz Corporation
225 Brae Boulevard
Park Ridge, New Jersey  07656

Ladies and Gentlemen:

     This will refer to the Registration Statement on Form S-8, as amended (File No. 333-32543) (the "Registration Statement") filed by The Hertz Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,150,000 shares of Class A Common Stock, par value $.01 per share, of the Company, 298,975 shares of which may be newly issued shares ("Newly Issued Common Stock"), relating to the Company's Long-Term Equity Compensation Plan (the "Plan").

     As Senior Vice President and General Counsel of the Company, I am familiar with the Certificate of Incorporation and the By-Laws of the Company and with its affairs, including the action taken by the Company in connection with the Plan. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

     Based upon the foregoing, it is my opinion that:

     (1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

     (2) All necessary corporate proceedings have been taken to authorize the issuance of the shares of Newly Issued Common Stock registered under the Registration Statement, and all such shares of Newly Issued Common Stock, when issued and sold in accordance with the Plan, will be validly issued, fully paid and non-assessable when amendment no. 1 to the Registration Statement shall have become effective and the Company shall have received therefor the consideration provided in the Plan (but not less than the par value thereof).
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The Hertz Corporation
August 28, 1997
Page 2



     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                         Very truly yours,


                                         /s/ Paul M. Tschirhart
                                             -------------------------------
                                             Paul M. Tschirhart
                                             Senior Vice President and
                                             General Counsel